UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Hwy 59 N., Suite 200 Humble, Texas		77338
(Address of principal executive offices)		(Zip Code)

713-672-9433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2015, Friedman Industries, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) for a $5.0 million revolving line of credit facility (the “Credit Facility”) with JPMorgan Chase Bank N.A. (the “Bank”). The Credit Facility expires on April 30, 2016.

Advances under the Credit Facility are subject to certain customary conditions precedent and are also subject to a borrowing base equal to 80% of eligible accounts plus 50% of eligible inventory, with the inventory component not to exceed the amount calculated as the eligible accounts component of the borrowing base calculation. At the Company’s election, advances under the Credit Facility bear interest at either (1) the Bank’s prime rate minus 0.50% or (2) the applicable one-, two- or three-month LIBOR rate plus 2.5%. Interest payments on amounts advanced are due monthly.

Advances under the Credit Facility are unsecured, but the Company entered into a Negative Pledge Agreement on May 8, 2015 in favor of the Bank (the “Negative Pledge Agreement”) to not create or permit to exist any encumbrance or security interest with respect to its accounts receivable or inventory to any party without the written consent of the Bank.

The Credit Facility contains certain customary affirmative and negative covenants. Financial covenants contained in the Credit Facility are as follows:

•	The Company will not permit at any time, its tangible net worth to be less than $57.0 million.

•	The Company will not permit at any time, its ratio of total liabilities to tangible net worth to be greater than 1.00 to 1.00.

•	The Company will not permit its net income for any period of four consecutive fiscal quarters to be less than $1.00.

In the event of default, amounts advanced under the Credit Facility and all unpaid interest shall become due immediately.

Pursuant to the Credit Agreement, the Company entered into a Line of Credit Note on May 8, 2015 evidencing the Credit Facility (the “Line of Credit Note”). As of the filing date of this Current Report on Form 8-K, the Company has not advanced any amount under the Credit Facility.

The foregoing descriptions of the Credit Agreement, the Negative Pledge Agreement, and the Line of Credit Note are not complete and are qualified in their entirety by the full text of such agreements, which shall be filed in the Company’s annual report on Form 10-K for the fiscal year ending March 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ ALEX LARUE
Alex LaRue
Vice President – Secretary and Treasurer